Exhibit 4.1

ORANGE 21 INC.

WARRANT

NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN: (A) REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM REGISTRATION OR QUALIFICATION AFFORDED BY THE SECURITIES ACT AND/OR RULES PROMULGATED BY THE SEC PURSUANT THERETO; OR (B) REGISTERED OR QUALIFIED (AS THE CASE MAY BE) UNDER THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES, IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM REGISTRATION OR QUALIFICATION (AS THE CASE MAY BE) AFFORDED UNDER SUCH SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR HOLDER’S OWN ACCOUNT FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW FOR RESALE OR DISTRIBUTION.

Warrant Shares: 244,163	Effective Date:	April 12, 2011

THIS CERTIFIES THAT, for value received, Regent Pacific Management Corporation (“Holder”) is entitled, subject to the terms and conditions of this Warrant, to purchase from Orange 21 Inc., a Delaware corporation (“Company”), up to 244,163 shares of common stock of the Company (the “Common Stock” and such shares and all other shares issued or issuable pursuant to this Warrant, “Warrant Shares”) at a purchase price of $1.85 per share (the “Exercise Price”).

1. Definitions: For the purposes hereof, in addition to the terms defined elsewhere in this Warrant, the following terms shall have the following meanings:

“Change in Control” means any of the following transactions:

(a)	a merger or consolidation of the Company with or into another Person where the Company is not the surviving corporation or a merger or consolidation in which the Company’s stockholders prior to such merger or consolidation hold less than 50% of the voting power of the Company immediately after the merger or consolidation;

(b)	a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise; or

(c)	the sale or other disposition of all or substantially all of the assets of the Company, unless the Company’s stockholders prior to such sale hold at least 50% of the voting power of the acquiring Person immediately after the sale or other disposition.

Notwithstanding the foregoing, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation.

“Effective Date” means the date first set forth above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Date” means, in the case of an exercise pursuant to Section 3.1, the date on which the aggregate Exercise Price is received by the Company, together with delivery of the Notice of Exercise and this Warrant, in accordance with Section 3.1.

“Fair Market Value” of a share of Common Stock as of a particular date means:

(d)	If the Common Stock is then listed or quoted on a Trading Market, the Fair Market Value shall be deemed to be the average of the closing price of the Common Stock on such Trading Market over the 10 Trading Days ending on the Trading Day immediately prior to the Exercise Date;

(e)	If the Common Stock is not then quoted or listed on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; and

(f)	If the Common Stock is not then quoted or listed on a Trading Market and if prices for the Common Stock are not then reported in the “Pink Sheets,” the Fair Market Value shall be the value thereof, as agreed upon by the Company and Holder; provided, however, that if the Company and Holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company and jointly selected in good faith by the Company and Holder. Fees and expenses of the valuation firms shall be paid equally by the Company and Holder.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity, including any governmental authority or political subdivision thereof.

“Notice of Exercise” means the form of notice of exercise attached hereto as Exhibit A.

“Trading Day” means a day on which the principal Trading Market on which the Common Stock is then listed or quoted is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Amex, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing); provided that if on the date in question the Common Stock is not listed or quoted for trading on any of the foregoing markets or exchanges, “Trading Market” shall mean the New York Stock Exchange.

“Transfer” means any sale, assignment, transfer, conveyance, pledge, hypothecation or other disposition, voluntarily or involuntarily, by operation of law, with or without consideration, or otherwise (including by way of intestacy, will, gift, bankruptcy, receivership, levy, execution, charging order or other similar sale or seizure by legal process).

“Warrant” means this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

2. Term. This Warrant is exercisable at the option of Holder, at any time or from time to time, in whole or in part (but not for a fraction of a share), at any time following the Effective Date and before 4:30 P.M. San Diego, California time on the earliest to occur of (a) April 11, 2021 or (b) the consummation of a Change in Control (the earlier to occur of (a) or (b), the “Expiration Time”). At least 10 days prior to the occurrence of a Change in Control, the Company shall send to Holder notice of such Change in Control and that Holder’s rights under this Warrant shall terminate upon the occurrence of such Change in Control; provided that if the Company sends such notice less than 10 days prior to the occurrence of such Change in Control, Holder’s right to exercise this Warrant shall be extended for a period of 10 days after the date the notice is sent by the Company, after which time Holder’s rights under this Warrant shall terminate.

3. Exercise.

3.1 Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, from and after the Effective Date and on or before the Expiration Time by delivery of:

(a)	a Notice of Exercise duly executed by Holder to the Company at its principal office,

(b)	this Warrant to the Company at its principal office, and

(c)	payment by cashier’s check or by wire transfer of an amount equal to the product of (i) the number of Warrant Shares being acquired upon such exercise multiplied by (ii) the then effective Exercise Price.

3.2 Stock Certificates; Fractional Shares. As soon as practicable on or after any Exercise Date, the Company shall cause to be issued and delivered to Holder a certificate or certificates for the number of whole Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current Fair Market Value of one whole Warrant Share as of the Exercise Date. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

3.3 Partial Exercise; Effective Date of Exercise. In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the Warrant Shares purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date. Holder shall be treated for all purposes as Holder of record of the Warrant Shares to which it is entitled upon exercise of this Warrant as of the Trading Day immediately following the Exercise Date.

3.4 Exercise Price Adjustment.

(a) Stock Dividend, Subdivision and Combination. The Exercise Price in effect at any time and the number of Warrant Shares subject to this Warrant shall be adjusted from time to time if the Company (i) declares a dividend or makes a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares, or (iii) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares. If any of the foregoing occurs, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it equals the product of (a) the Exercise Price multiplied by (b) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action. Such adjustment shall be made successively whenever any event listed above occurs.

(b) Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to Section 3.4(a), the number of Warrant Shares issuable upon exercise of this Warrant at the Exercise Price as adjusted shall be adjusted to the nearest number of whole shares of Common Stock determined by dividing (i) the product of the Exercise Price in effect immediately prior to such adjustment multiplied by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment by (ii) the Exercise Price as adjusted.

(c) Notice of Adjustment. Whenever the Exercise Price is adjusted pursuant to this Section 3.4, the Company shall provide notice of such adjustment to Holder together with a statement, certified by an officer of the Company, stating the facts requiring such adjustment and the Exercise Price in effect after such adjustment. Notwithstanding anything to the contrary herein, no adjustment in the Exercise Price shall be required unless such adjustment would require a change in the Exercise Price of at least one cent ($0.01); provided that any adjustments which by reason of this Section 3.4(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(d) Calculations. All calculations made pursuant to this Section 3.4 shall be made to the nearest cent ($0.01) and/or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3.4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

4. Valid Issuance; Taxes. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable; provided that Holder shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate representing any Warrant Shares in any name other than that of Holder, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company’s satisfaction that no tax or other charge is due.

5. Representations; Restrictions On Transfer.

5.1 Holder represents that (i) it is an “Accredited Investor” (within the meaning of Rule 501 of Regulation D of the Securities Act of 1933, as amended) (“Accredited Investor”) and (ii) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment. Holder acknowledges that the Company is relying on its representation in connection with the issuance of this Warrant pursuant to applicable securities laws, including the Securities Act of 1933, as amended (the “Securities Act”).

5.2 Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the Securities Act covering the disposition or sale of this Warrant or the Warrant Shares, as the case may be, and registration or qualification under applicable state securities laws, Holder shall not Transfer any or all of this Warrant or Warrant Shares, as the case may be, unless the Company has received a written opinion of counsel, in form and substance satisfactory to the Company, that no such registration is required and that the transfer will not otherwise violate the Securities Act, the Exchange Act or applicable state securities laws. Holder agrees and acknowledges that the Company may cause a legend to be placed on any certificates representing Warrant Shares or placing a notation to its transfer books similar to the legend on the face of this Warrant.

5.3 Notwithstanding Section 5.2 above, Holder may transfer or assign this Warrant or the Warrant Shares, or a portion thereof, to Regent Pacific Management, LLC (“RP LLC”) in 2011 (which entity Holder represents will engage in a similar business to that of Holder) and Holder and RP LLC may transfer or assign this Warrant for no cash consideration (i) to officers, employees or members of RP LLC or to the primary consultant involved in the project related to which this Warrant was received (collectively the “RP Affiliates”) or (ii) to an entity wholly owned by any of the RP Affiliates (“RP Affiliate Entity”) provided, in each case, that (a) RP LLC and each such RP Affiliate shall respectively represent, acknowledge and certify to the Company that (A) it/he has such knowledge and experience in financial and business matters that it/he is capable of evaluating the merits and risks of the prospective investment, (B) it/he is an Accredited Investor (as defined in Section 5.1), (C) the Company has not provided any advice to Holder, RP LLC or any RP Affiliates (as applicable) with respect to the tax effects or tax treatment of any transfer, assignment or exercise of this Warrant, and (D) each of Holder, RP LLC and any RP Affiliates have received independent legal and tax advice regarding the transfer, assignment and exercise of this Warrant, (b) RP LLC and such RP Affiliate or RP Affiliate Entity shall agree in writing to be bound by the terms of this Warrant, and (c) no such transfer or assignment shall be made to more than five (5) RP Affiliates or related entities in the aggregate.

5.4 In the event the Company grants piggyback registration rights to Costa Brava or its affiliate in the future, the Company will use its best efforts to grant similar piggyback registration rights to Holder.

6. Miscellaneous.

6.1 Notices. Any and all notices or other communications or deliveries to be provided by Holder hereunder shall be in writing and delivered personally, by facsimile to the facsimile number of the Company set forth on the signature page hereof, or sent by a nationally recognized overnight courier service addressed to the Company at the address set forth on the signature page hereof, by email to the email address set fort on the signature page hereof, provided email receipt is acknowledged, or such other facsimile number or address as the Company may specify for such purposes by notice to Holder delivered in accordance with this Section 6.1. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to Holder at the facsimile number or address of Holder appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Company, at the principal place of business of Holder as set forth on the signature page hereof. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages hereof on or prior to 4:30 p.m. (Pacific time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages hereof on a day that is not a Trading Day or after 4:30 p.m. (Pacific time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

6.2 Lost or Mutilated Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant, or in lieu of or in substitution for a lost, stolen or destroyed Warrant, a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant, but only upon receipt of an affidavit and indemnity agreement from Holder and evidence of such loss, theft or destruction of this Warrant, and of the ownership hereof, in each case, reasonably satisfactory to the Company.

6.3 Waiver. Any waiver by the Company or Holder of a breach of any provision of this Warrant shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Warrant. The failure of the Company or Holder to insist upon strict adherence to any term of this Warrant on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Warrant on any other occasion. Any waiver by the Company or Holder must be in writing.

6.4 Headings. The headings contained herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

6.5 Amendments. This Warrant may be modified or amended or the provisions hereof waived with the prior written consent of the Company and Holder.

6.6 Saturdays, Sundays and Holidays. If the Expiration Time falls on any day that is not a Trading Day, the Expiration Time shall automatically be extended until 4:30 P.M. the next Trading Day.

6.7 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California without regard to the conflict of laws provisions. The parties agree that the California Superior Court located in the County of San Diego, State of California shall have exclusive jurisdiction in connection with any dispute concerning or arising out of this Warrant, or otherwise relating to the parties relationship. In any action, lawsuit or proceeding brought to enforce or interpret the provisions of this Warrant and/or arising out of or relating to any dispute between the parties, the prevailing party with respect to each specific issue in a matter shall be entitled to recover all of his or its costs and expenses relating to such issue (including without limitation, reasonable attorney’s fees and disbursements) in addition to any other relief to which such party may be entitled.

6.8 Severability. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6.9 Counterparts. This Warrant may be executed in any number of counterparts and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned duly authorized has executed this Warrant as of the day and date first written above.

ORANGE 21 INC., a Delaware corporation

By:	/s/ Carol Montgomery
Carol Montgomery, Chief Executive Officer

Address:
2070 Las Palmas Drive
Carlsbad CA 92009
Attn: Chief Executive Officer

Fax:

Agreed and Accepted:

Holder:

REGENT PACIFIC MANAGEMENT
CORPORATION, a California corporation

By:	/s/ Stephen M. Race
Stephen M. Race, Chief Executive Officer

Address:
433 California Street, Suite 210
San Francisco. CA 94104
Attn: Chief Executive Officer

Fax:

EXHIBIT A

NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)

TO: ORANGE 21 INC.

1.	The undersigned hereby elects to purchase Warrant Shares pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any. If said number of Warrant Shares is not all the Warrant Shares purchasable under the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder.

2.	Payment shall take the form of (check applicable box):

☐	cashier’s check; or

☐	wire transfer.

Date:	Holder

REGENT PACIFIC MANAGEMENT
CORPORATION, a California corporation

By:
Its: